Exhibit 4.1

Execution Version

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of February 5, 2015 by and among Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), and each of the Persons that execute the signature pages hereto under the heading “Shareholders.” Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Second and Amended Restated Registration Rights Agreement dated May 14, 2013 (the “Agreement”).

RECITALS

WHEREAS, on May 14, 2013, the Company and the Shareholders entered into the Agreement;

WHEREAS, Section 13.4 of the Agreement provides that the Registration Rights Agreement may be amended if such amendment is approved in writing by the Company and the Required Shareholder Vote, provided that such amendment shall not be effective as to any Shareholder that is adversely and disproportionately affected by such amendment; and

WHEREAS, the parties to this Amendment desire to amend a provision of the Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment. Section 12.1 (Definitions) of the Agreement is hereby amended to delete the definition of “Pro Rata Portion” and replace it with the following:

“Pro Rata Portion” means, with respect to any holder of Registrable Securities, a fraction expressed as a percentage, the numerator of which is equal to the number of Registrable Securities then held by such holder and the denominator of which is equal to the number of Registrable Securities then held by all holders of Registrable Securities.”

2. Effect of Amendment. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control. Except to the extent expressly modified herein or in conflict with the terms of this Amendment, the terms of the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto. From and after the date hereof, all references in the Agreement to the “Agreement” shall mean the Agreement as modified by this Amendment. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the execution of this Amendment by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

3. Counterparts. This Amendment may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement. The execution and delivery of the signature page, including the electronic delivery of the actual signature, by any party will constitute the execution and delivery of this Amendment by such party.

[Signature Pages Follow]

[Signature Page to Amendment No. 1 to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the Company and the Shareholders listed below have executed and delivered this Amendment No. 1 to the Second Amended and Restated Registration Rights Agreement as of the date first above written.

Company:

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1 to Second Amended and Restated Registration Rights Agreement]

DG Shareholders:

/s/ Dennis B. Gillings
Dennis B. Gillings, CBE

/s/ Susan Gillings Gross
Susan Gillings Gross

GFEF LIMITED PARTNERSHIP

By:	/s/ Dennis B. Gillings
	Name:	Dennis B. Gillings, CBE
	Its:	General Partner

GILLINGS FAMILY FOUNDATION

By:	/s/ Dennis B. Gillings
	Name:	Dennis B. Gillings, CBE
	Its:	President

GF INVESTMENT ASSOCIATES LP

By:	GF Association LLC
Its:	General Partner

By:	/s/ Susan Gillings Gross
	Name:	Susan Gillings Gross
	Its:	Sole Manager

[Signature Page to Amendment No. 1 to Second Amended and Restated Registration Rights Agreement]

Bain Shareholders:

BAIN CAPITAL INTEGRAL INVESTORS 2008, L.P.

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Managing Director

BCIP TCV, LLC

By:	Bain Capital Investors, LLC,
its Administrative Member

By:	/s/ Christopher Gordon
	Name:	Christopher Gordon
	Title:	Managing Director

BCIP ASSOCIATES – G

By:	Bain Capital Investors, LLC,
its Managing Partner

By:	/s/ Christopher Gordon
	Name:	Christopher Gordon
	Title:	Managing Director

TPG Shareholders:

TPG QUINTILES HOLDCO II, L.P.

By:	TPG Advisors V, Inc.,
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

TPG QUINTILES HOLDCO III, L.P.

By:	Tarrant Advisors, Inc.,
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

[Signature Page to Amendment No. 1 to Second Amended and Restated Registration Rights Agreement]

[Signature Page to Amendment No. 1 to Second Amended and Restated Registration Rights Agreement]

3i Shareholders:

3i US GROWTH HEALTHCARE FUND 2008 L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH PARTNERS L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH CAPITAL (USA) M L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH CAPITAL (USA) E L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

3i U.S. GROWTH CAPITAL (USA) D L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

[Signature Page to Amendment No. 1 to Second Amended and Restated Registration Rights Agreement]

3i Shareholders (cont.)

3i U.S. GROWTH CAPITAL (USA) P L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Richard Relyea
Name:	Richard Relyea
Title:	Vice President

[Signature Page to Amendment to Registration Rights Agreement]

Temasek Shareholders:

TEMASEK LIFE SCIENCES PRIVATE LIMITED

By:	/s/ Tan Suan Swee
	Name:	Tan Suan Swee
	Title:	Authorised Signatory